                            FORM OF RIGHTS AGREEMENT



                                TRIAD PARK, LLC

                                      AND

                         [INSERT NAME OF RIGHTS AGENT],

                                  RIGHTS AGENT




                      ___________________________________





                                RIGHTS AGREEMENT


                            Dated as of [DATE], 1997

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 1. Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .    1

 2. Appointment of Rights Agent  . . . . . . . . . . . . . . . . . . . . .    5

 3. Issuance of Right Certificates . . . . . . . . . . . . . . . . . . . .    6

 4. Form of Right Certificates   . . . . . . . . . . . . . . . . . . . . .    7

 5. Countersignature and Registration. . . . . . . . . . . . . . . . . . .    8

 6. Transfer, Split Up, Combination and Exchange of Right
      Certificates; Mutilated, Destroyed, Lost or Stolen
      Right Certificates.  . . . . . . . . . . . . . . . . . . . . . . . .    9

 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. . . . .   10

 8. Cancellation and Destruction of Right Certificates . . . . . . . . . .   12

 9. Reservation and Availability of Shares . . . . . . . . . . . . . . . .   12

10. Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

11. Adjustments to Number and Kind of Shares, Number of Rights
      or Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . .   14

12. Certification of Adjustments.  . . . . . . . . . . . . . . . . . . . .   24

13. Consolidation, Merger or Sale or Transfer of Assets
      or Earning Power.  . . . . . . . . . . . . . . . . . . . . . . . . .   24

14. Fractional Rights and Fractional Shares. . . . . . . . . . . . . . . .   29

15. Rights of Action.  . . . . . . . . . . . . . . . . . . . . . . . . . .   30

16. Agreement of Right Holders.  . . . . . . . . . . . . . . . . . . . . .   30

17. Right Certificate Holder Not Deemed a Share Holder.  . . . . . . . . .   31

18. Concerning the Rights Agent. . . . . . . . . . . . . . . . . . . . . .   32

19. Merger or Consolidation or Change of Name of Rights Agent. . . . . . .   32

20. Duties of Rights Agent.  . . . . . . . . . . . . . . . . . . . . . . .   33

21. Change of Rights Agent.  . . . . . . . . . . . . . . . . . . . . . . .   36

22. Issuance of New Right Certificates.  . . . . . . . . . . . . . . . . .   37

23. Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38


                               TABLE OF CONTENTS



                                                                                                                         PAGE
                                                                                                                         ----
         24. Notice of Proposed Actions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

         25. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

         26. Supplements and Amendments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

         27. Successors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

         28. Benefits of this Rights Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

         29. Delaware Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

         30. Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

         31. Descriptive Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

         32. Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

EXHIBIT A
EXHIBIT B

                                RIGHTS AGREEMENT



                 This RIGHTS AGREEMENT ("Rights Agreement"), dated as of [DATE], 1997, between Triad Park, LLC, a Delaware limited liability company (the "Company"), and [INSERT NAME OF RIGHTS AGENT] (the "Rights Agent").

                              W I T N E S S E T H:

                 WHEREAS, the Advisory Board of the Company on [DATE], 1997 (i) authorized the issuance and declared a distribution of one right (a "Right") for each Share (as defined herein) of the Company outstanding as of the Close of Business on [DATE], 1997 (the "Record Date"), each Right representing the right to purchase one Share of the Company upon the terms and subject to the conditions hereinafter set forth, and (ii) further authorized the issuance of one Right with respect to each Share of the Company that shall become outstanding between the Record Date and the earlier of the Distribution Date (as defined herein) and the Expiration Date (as defined herein);

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company and the Rights Agent hereby agree as follows:

         1.      Certain Definitions.

                 For purposes of this Agreement, the following terms shall have the meanings indicated:

                 (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, without the prior approval of the Advisory Board, shall be the Beneficial Owner (as such term is hereinafter defined) of 24% or more of the outstanding Shares; provided, however, that in no event shall a Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of less than 24% of the Company's outstanding Shares, become an Acquiring Person solely as a result of a reduction of the number of outstanding Shares, including repurchases of outstanding Shares by the Company, which reduction increases the percentage of outstanding Shares beneficially owned by such person, provided, however, that any subsequent direct or indirect acquisition or receipt of Shares by such Person or any Affiliate or Associate of such Person shall cause such Person to become an Acquiring Person if, after giving effect to such acquisition or receipt of Shares, such Person (together with all Affiliates and Associates of such Person) shall be the Beneficial Owner of 24% or more of the Shares then outstanding and provided further, that an Acquiring Person shall not include an Exempt Person (as such term is hereinafter defined).

                 (b) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii) hereof.

                 (c) "Advisory Board" shall have the meaning given such term in the Company's LLC Agreement.

                 (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as in effect on [DATE], 1997.

                 (e) A Person shall be deemed the "Beneficial Owner" of any securities:

                          (i)     which such Person or any of such Person's
Affiliates or Associates beneficially owns, directly or indirectly;

                          (ii)    which such Person or any of such Person's
Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                          (iii)   which are beneficially owned, directly or
indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause (B) of subparagraph (ii) of Section 1(d)) or disposing of any securities of the Company.

                 (f) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

                 (g) "Close of Business" on any given date shall mean 5:00 p.m., San Francisco time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., San Francisco time, on the next succeeding Business Day.

                 (h) "Common Stock" when used with reference to any Person which is organized in corporate form shall mean the capital stock or other equity security with the greatest per share voting power of such Person or, if such Person is a Subsidiary of or is controlled by another Person, the Person which ultimately controls such first-mentioned Person. "Common Stock" when used with reference to any Person which is not organized in corporate form shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power per unit of such Person.

                 (i) "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.

                 (j) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

                 (k) "Equivalent Securities" shall have the meaning set forth in Section 11(b) hereof.

                 (l)      "Exchange Act" shall have the meaning set forth in
Section 1(d) hereof.

                 (m) "Exempt Person" shall mean the Company, any employee benefit plan or employee equity plan of the Company, or any Person, organized, appointed, established or holding Shares for or pursuant to the terms of any such plan.

                 (n)      "Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

                 (o) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

                 (p) "LLC Agreement" shall mean the Limited Liability Company Agreement of Triad Park, LLC, as amended, modified, supplemented or restated from time to time.



                 (q) "Manager" shall mean the Person appointed as the manager of the Company.

                 (r) "NASDAQ" shall have the meaning set forth in Section 9(b) hereof.

                 (s) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity.

                 (t)      "Principal Party" shall have the meaning set forth in
Section 13(b) hereof.

                 (u)      "Purchase Price" shall have the meaning set forth in
Section 4(a) hereof.

                 (v) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

                 (w) "Right Certificate" shall have the meaning set forth in Section 3(a) hereof.

                 (x) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) (A), (B) or (C) hereof.

                 (y) "Section 13 Event" shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

                 (z) "Securities Act" shall mean the Securities Act of 1933, as amended.

                 (aa) "Share" shall mean a right to share in the income, gains, losses, deductions, credit, or similar items of, and to receive distributions from, the Company.

                 (bb) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the members of the Advisory Board shall become aware of the existence of an Acquiring Person.

                 (cc) "Share Holder" shall mean a Person who holds one or more Shares.

                 (dd) "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person and any corporation or other entity that is otherwise controlled by such Person.

                 (ee) "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

                 (ff)     "Trading Day" shall have the meaning set forth in
Section 11(d) hereof.

                 (gg)     "Triggering Event" shall mean any event described in
Section 11(a)(ii)(A), (B), or (C) or Section 13 hereof.

                 (hh) "Voting Power" shall mean the voting power of all securities of the Company then outstanding and generally entitled to vote for the election of members of the Advisory Board.

                 Any determination required by the definitions contained in this Section 1 shall be made by the Advisory Board in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

         2.  Appointment of Rights Agent.

                 The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

         3.  Issuance of Right Certificates.

                 (a) Until the earlier of (i) the Share Acquisition Date or (ii) the tenth day (or such later date as may be determined by action of the Advisory Board prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intent of any Person (other than an Exempt Person) to commence (which intention to commence remains in effect for five business days after such announcement), a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 24% or more of the outstanding Shares (irrespective of whether any Shares are actually purchased pursuant to any such offer) (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(c) hereof) by the certificates for the Shares registered in the names of the holders of the Shares (which certificates shall be deemed also to be certificates for Rights) and not by separate Right certificates, and (y) each Right will be transferable only in connection with the transfer of the underlying Shares. As soon as practicable after the Distribution Date, the Rights Agent will mail, by first-class, postage prepaid mail, to each record holder of the Shares, as of the Close of Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a Right certificate in substantially the form of Exhibit A hereto ("Right Certificate") evidencing one Right for each Share so held, subject to adjustment as provided herein. As of and after the Distribution Date the Rights will be evidenced solely by such Right Certificates.

                 (b) Until the Distribution Date (or, if earlier, the "Expiration Date" or the "Final Expiration Date"), the surrender for transfer of any certificate representing Shares, with or without a copy of the Summary of Rights attached thereto, shall also constitute the surrender for transfer of the Rights associated with the Shares represented thereby.

                 (c) Rights shall be issued in respect of all Shares issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such Shares (and certificates representing Shares which are transferred after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date) shall also be deemed to be certificates for Rights and shall bear the following legend:

                 This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Triad Park, LLC and [INSERT NAME OF RIGHTS AGENT], as Rights Agent, dated as of [DATE], 1997 (as amended from time to time in accordance with its terms, the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of Triad Park, LLC. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Triad Park, LLC will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt by it of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to or beneficially owned by Acquiring Persons or their Associates or Affiliates (as defined in the Rights Agreement) or any subsequent holder of such Rights may be limited as provided in Section 11(a)(ii) of the Rights Agreement.

With respect to such certificates containing the foregoing legend, the Rights associated with the Shares shall, until the Distribution Date, be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Shares represented thereby.

         4.  Form of Right Certificates.

                 (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates evidencing the Rights issued on [DATE], 1997, whenever issued, shall be dated as of [DATE], 1997 and the Right Certificates evidencing Rights to holders of record of Shares issued after [DATE], 1997 shall be dated as of [DATE], 1997 but also be dated to reflect the date of issuance of such Right Certificate and on their face Right Certificates shall entitle the holders thereof to purchase one Share, or other securities or property as provided herein, as the same may from time to time be adjusted as provided herein, at the price of $0.63 set forth therein, as the same may from time to time be adjusted as provided herein (the "Purchase Price").

                 (b) Notwithstanding any other provision of this Rights Agreement, any Right Certificate that represents Rights that are or were at any time on or after the earlier of the Share Acquisition Date or the Distribution Date beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (or any transferee of such Rights) shall have impressed on, printed on, written on or otherwise affixed to it (if the Company or the Rights Agent has knowledge that such Person is an Acquiring Person or an Associate or Affiliate thereof or transferee of such Persons or a nominee of any of the foregoing) the following legend:

                 The beneficial owner of the Rights represented by this Right Certificate is an Acquiring Person or an Affiliate or Associate (as defined in the Rights Agreement) of an Acquiring Person or a subsequent holder of such Right Certificates beneficially owned by such Persons. Accordingly, under certain circumstances as provided in the Rights Agreement, this Right Certificate and the Rights represented hereby may be limited as provided in Section 11(a)(ii) of the Rights Agreement.

         5.      Countersignature and Registration.

                 (a) The Right Certificates may be executed on behalf of the Company by its President or any Vice President, either manually or by facsimile signature, which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. In the alternative, the Right Certificates may be executed in the same manner by the corresponding officers of the Manager. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                 (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the date of each of the Right Certificates, and the certificate numbers for each of the Right Certificates.

         6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

                 (a) Subject to the provisions of Section 14(b) hereof, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate or Certificates may be (i) transferred or (ii) split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for such purposes with the form of assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign (by manual signature) and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                 (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Company, reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         7.      Exercise of Rights; Purchase Price; Expiration Date of Rights.

                 (a) The Rights shall become exercisable, and may be exercised to purchase Shares, except as otherwise provided herein, in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at the principal office of the Rights Agent in [INSERT CITY AND STATE] together with payment of the Purchase Price with respect to each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) [DATE], 2007 ("Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (such date being herein referred to as the "Expiration Date").

                 (b) The Purchase Price shall initially be $0.63 for each Share issued pursuant to the exercise of a Right. The Purchase Price and the number of Shares or other securities or consideration to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Purchase Price shall be payable in lawful money of the United States of America, in accordance with Section 7(c) hereof.

                 (c) Except as provided in Section (d) hereof, upon receipt of a Right Certificate with the form of election to purchase duly executed, accompanied by payment of the Purchase Price or so much thereof as is necessary for the Shares to be purchased and an amount equal to any applicable transfer tax, by cash, certified check or official bank check payable to the order of the Company or the Rights Agent, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Shares certificates for the number of Shares so elected to be purchased and the Company will comply and hereby authorizes and directs such transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Shares in accordance with Section 14(b) hereof, and (iii) promptly after receipt of such Share certificates cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities, other than Shares, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding to the foregoing clauses (i) through (iii). In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

                 (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

                 (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Rights Agent or the Company shall reasonably request.

         8.      Cancellation and Destruction of Right Certificates.

                 All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         9.      Reservation and Availability of Shares.

                 (a)      [INTENTIONALLY OMITTED]

                 (b) The Company shall (i) use its best efforts to cause, from and after such time as the Rights become exercisable, the Rights and all Shares issued or reserved for issuance upon exercise thereof to be reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, and if the Shares shall become listed on any national securities exchange, to cause, from and after such time as the Rights become exercisable, the Rights and all Shares issued or reserved for issuance upon exercise thereof to be listed on such exchange upon official notice of issuance upon such exercise and (ii) if then necessary to permit the offer and issuance of such Shares, register and qualify such Shares under the Securities Act and any applicable state securities or "blue sky" laws (to the extent exemption therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the Expiration Date or the Final Expiration Date of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

                 (c) The Company covenants and agrees that it will take all such action as may be necessary to insure that all Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Shares (subject to payment of the Purchase Price in respect thereof), be duly and validly authorized and issued and fully paid and non-assessable Shares in accordance with applicable law.

                 (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for Shares upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Shares to a person other than such registered holder until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         10.     Record Date.

                 Each person in whose name any certificate for Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made.

         11. Adjustments to Number and Kind of Shares, Number of Rights or Purchase Price.

                 The number and kind of Shares subject to purchase upon the exercise of each Right, the number of Rights outstanding and the Purchase Price are subject to adjustment from time to time as provided in this Section 11.

                 (a) (i) In the event the Company shall at any time after the date of this Rights Agreement (A) declare or pay any dividend on Shares payable in Shares, (B) subdivide or split the outstanding Shares into a greater number of Shares, (C) combine or consolidate the outstanding Shares into a small number of Shares or effect a reverse split of the outstanding Shares, or
(D) issue any equity securities in a reclassification of the Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or on the effective date of such subdivision, combination or reclassification, and the number and kind of Shares or equity securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Shares or equity securities, as the case may be, which, if such Right had been exercised immediately prior to such date, the holder thereof would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                 (ii)     In the event

                          (A) any Acquiring Person or any Associate or Affiliate of and any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall consolidate with or merge with and into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving entity of such consolidation, merger or combination and the Shares shall remain outstanding and no Shares shall be changed into or exchanged for equity securities of the Company or of any other Person or cash or any other property, or (2) shall, in one or more transactions, other than in connection with the exercise of a Right or Rights and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Company, transfer any assets or property to the Company in exchange (in whole or in part) for any shares of any class of equity securities of the Company or any securities exercisable for or convertible into shares of any class of equity securities of the Company, or otherwise obtain from the Company, with or without consideration, any additional shares of any class of equity securities of the Company or any securities exercisable for or convertible into shares of any class of equity securities of the Company (other than as part of a pro rata offer or distribution by the Company to all holders of such shares), or (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire (other than as a pro rata dividend) or dispose, to, from or with, as the case may be, in one transaction or a series of transactions, the Company, assets (including securities) on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, or (4) shall receive any compensation from the Company for services other than compensation for employment as a regular or part-time employee, or fees for serving as a director, at rates in accordance with the Company's past practices, or (5) shall receive the benefit, directly or indirectly (except proportionately as a Share Holder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or tax advantage provided by the Company or (6) shall engage in any transaction with the Company involving the sale, license, transfer or grant of any right in, or disclosure of, any patents, copyrights, trade secrets, trademarks or know how (or any other intellectual or industrial property rights recognized under any country's intellectual property laws) which the Company owns or has the right to use on terms and conditions not approved by the Advisory Board; or

                          (B) any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person other than pursuant to (1) any transaction set forth in Section 13(a) hereof, or
         (2) a tender or exchange offer for all outstanding Shares at a price and on terms determined by the Advisory Board to be both adequate and otherwise in the best interests of the Company and its Share Holders other than the Acquiring Person or an Affiliate or Associate thereof on whose behalf the offer is being made (a "Permitted Offer"); or

                          (C) during such time as there in an Acquiring Person, there shall be any reclassification of securities (including any reverse split), or any recapitalization of the Company, or any other transaction or series of transactions involving the Company (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate of such Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company, or securities exercisable for or convertible into equity securities of the Company, which is directly or indirectly beneficially owned by any Acquiring Person or any Affiliate or Associate of any Acquiring Person,

then except as otherwise provided in this Section 11, each holder of a Right shall thereafter have a right to receive for each Right, upon exercise thereof in accordance with the terms of this Rights Agreement and payment of the Purchase Price, such number of Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Shares for which a Right was exercisable immediately prior to the first occurrence of a
Section 11(a)(ii) Event, and (y) dividing that product (such product, following such first occurrence, shall be referred to as the "Purchase Price" with respect to each Right for all purposes of this Agreement) by 50% of the Current Market Price per Share on the date of such first occurrence (such number of Shares is herein called the "Adjustment Shares"); provided that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence; and provided further that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of
Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(i). Notwithstanding the foregoing, the adjustment pursuant to this Section 11(a)(ii) shall not occur with respect to any Rights that are or were at any time on or after the earlier of the Share Acquisition Date or the Distribution Date beneficially owned by the Acquiring Person or any Associate or Affiliate of the Acquiring Person which is or was involved in or which caused or facilitated, directly or indirectly, the event or transaction or transactions listed above in this Section 11(a)(ii) in respect of which such adjustment occurs (or any subsequent transferee of such Rights), and upon exercise of such Rights, the holders thereof shall continue to receive upon exercise the number of Shares otherwise provided for herein without giving effect to such adjustment.

                 (b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Shares entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) Shares, shares having the same rights, privileges and preferences as the Shares ("equivalent securities") or securities convertible into Shares or equivalent securities at a price per Share or equivalent securities (or having conversion price per Share, if a security convertible into Shares or equivalent securities) less than the Current Market Price per Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Shares outstanding on such record date, plus the number of Shares which the aggregate offering price of the total number of Shares and/or equivalent securities (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of Shares outstanding on such record date, plus the number of additional Shares and/or equivalent securities to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such non-cash consideration shall be as determined in good faith by the Advisory Board, whose determination shall be described in a statement filed with the Rights Agent. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                 (c) In case the Company shall fix a record date for a distribution to all holders of Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash, assets (other than a dividend payable in Shares, but including any dividend payable in securities other than Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per Share on such record date, less the fair market value (as determined in good faith by the Advisory Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Share and the denominator of which shall be such Current Market Price per Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                 (d) For the purpose of any computation hereunder, the "Current Market Price" per Share on any date shall be deemed to be the average of the daily closing prices per Share for the thirty consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Current Market Price per Share is determined during a period following the announcement of (i) any dividend or distribution on the Shares (other than the Rights), (ii) any subdivision, combination or reclassification of the Shares, and prior to the expiration of the requisite thirty Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification occurs, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Advisory Board. If on any such date no market maker is making a market in the Shares, the fair value of such shares on such date as determined in good faith by the Advisory Board shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Shares are not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Advisory Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                 (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

                 (f)      If as a result of an adjustment made pursuant to
Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of equity securities other than Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in Section 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Shares shall apply on like terms to any such other shares.

                 (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                 (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying
(x) the number of Shares covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                 (i) The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment to the number of Shares for which a Right may be exercised, to adjust the number of Rights, in lieu of any adjustment in the number of Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                 (j) Irrespective of any adjustment or change in the Purchase Price or the number of Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

                 (k)      [INTENTIONALLY OMITTED]

                 (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Shares and other securities of the Company, if any, issuable upon such exercise over and above the Shares and other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Shares and other securities upon the occurrence of the event requiring such adjustment.

                 (m) Anything in this Section to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as to the extent that in their good faith judgment the Advisory Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Shares, (ii) issuance for cash of any Shares at less than the current market price, (iii) issuance for cash of Shares or securities which by their terms are convertible into or exchangeable for Shares, (iv) share dividends or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the company to holders of its Shares shall not be taxable to such holders.

                 (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person, or (ii) merge with or into any other Person, if (x) at the time of or immediately after such consolidation or merger there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation or merger, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                 (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

         12.     Certification of Adjustments.

                 Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Shares) in accordance with
Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any certificate prepared by the Company pursuant to Sections 11 and 13 and on any adjustment therein contained. Any adjustment to be made pursuant to Sections 11 and 13 of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment.

         13.     Consolidation, Merger or Sale or Transfer of Assets or Earning
                 Power.

                 (a) In the event that, at any time on or after the Distribution Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person or Persons and the Company shall not be the surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons shall consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Shares shall be changed into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property (other than in the case of the transactions described in subparagraphs (x) or (y), a merger or consolidation which would result in all of the Voting Power represented by the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the Voting Power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such transactions), then, on the first occurrence of any such event, proper provision shall be made so that (i) each holder of record of a Right shall thereafter have the right to receive, upon the exercise thereof and payment of the Purchase Price in accordance with the terms of this Rights Agreement, such number of shares of validly issued, fully paid and nonassessable Common Stock of the Principal Party (as defined herein) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Shares for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event hereof has occurred prior to the first occurrence of a Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of Shares for which a Right was exercisable immediately prior to such first occurrence of a Section 11(a)(ii) Event) and (2) dividing that product (such product, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for all purposes of this Agreement) by 50% of the Current Market Price (determined as provided in Section 11(d) hereof with respect to the Shares) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein); provided that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of the first occurrence of a Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall only apply to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had he, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

                 (b)      "Principal Party" shall mean

                          (i) the Person that is the issuer of the securities into which Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Stock of which has the greatest market value or (ii) if no securities are so issued, (A) the Person that is the other party to the merger or consolidation and that survives said merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (B) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives);

provided, however, that in any such case described in the foregoing (A) or (B), if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding.

                 (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party at its own expense shall:

                          (i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the Securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

                          (ii) use its best efforts, if the Common Stock of the Principal Party shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by NASDAQ or such other system in use;

                          (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

                          (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in
Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a). The provisions of this Section 13 shall similarly apply to all successive Section 13 Events.

                 (d) Furthermore, in case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

                 (e) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) or (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons (or a wholly owned subsidiary of any such Person) who acquired Shares pursuant to a Permitted Offer, (ii) the price per Share offered in such transaction is not less than the price per Share paid to all holders of Shares whose Shares were purchased pursuant to such Permitted Offer and (iii) the form of consideration being offered to the remaining holders of Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this subsection (e), all Rights hereunder shall expire.

         14.     Fractional Rights and Fractional Shares.

                 (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the then current market value of a whole Right. For the purposes of this Section 14(a), the then current market value of a Right shall be determined in the same manner as the Current Market Price of a Share shall be determined pursuant to Section 11(d) hereof.

                 (b) The Company shall not be required to issue fractions of Shares upon exercise of the Rights or to distribute certificates which evidence fractional Shares. In lieu of issuing fractions of Shares, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the then current market value of a Share. For purposes of this Section 14(b), the then current market value of a Share shall be the Current Market Price thereof as determined pursuant to Section 11(d) hereof.

                 (c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional Shares upon exercise of a Right.

         15.     Rights of Action.

                 All rights of action in respect of this Agreement are vested in the respective holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of record of Shares); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificates and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and, accordingly, that they will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

         16.     Agreement of Right Holders.

                 Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                 (a) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of Shares;

                 (b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

                 (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Share certificate made by anyone other than the Company or the Rights Agent or the transfer agent of the Shares) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                 (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         17.     Right Certificate Holder Not Deemed a Share Holder.

                 No holder of a Right, as such, shall be entitled to vote, receive dividends in respect of or be deemed for any purpose to be the holder of Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a Share Holder or any right to vote for the election of the Advisory Board or upon any matter submitted to Share Holders at any meeting thereof, or to give or withhold consent to any Company action, or to receive notice of meetings or other actions affecting Share Holders, or to receive dividends or subscription rights in respect of any such Shares or securities, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         18.     Concerning the Rights Agent.

                 (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the cost and expenses of defending against any claim of liability in the premises.

                 (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate, certificate for Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons.

         19.     Merger or Consolidation or Change of Name of Rights Agent.

                 (a) Any entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such entity would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

                 (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in the Rights Agreement.

         20.     Duties of Rights Agent.

                 The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                 (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted to be taken by it in good faith and in accordance with such opinion.

                 (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company (or the corresponding officers of the Manager, on behalf of the Company) and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

                 (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

                 (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                 (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

                 (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

                 (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company (or the corresponding officers of the Manager, on behalf of the Company), and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                 (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other entity.

                 (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                 (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                 (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

         21.     Change of Rights Agent.

                 The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         22.     Issuance of New Right Certificates.

                 Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Advisory Board to reflect any adjustment or change in the purchase price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company, (a) shall, with respect to Shares so issued or sold pursuant to the exercise of options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Advisory Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right

Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued, if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         23.     Redemption.

                 (a)      (i)     The Advisory Board may, at its option, at any
time prior to the earlier of (x) the time that any person becomes an Acquiring Person or (y) the Close of Business on the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any Share split, Share dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

                          (ii)    Notwithstanding anything contained in this
Agreement to the contrary, the Advisory Board may redeem all but not less than all of the then outstanding Rights at the Redemption Price following the occurrence of a Share Acquisition Date but prior to any Section 13 Event in connection with a Section 13 Event in which all holders of Shares are treated alike and not involving (other than as a holder of Shares being treated like all other such holders) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or Associate has an interest, or any other Person or Persons acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate or Associate.

                 (b) Immediately upon the action of the Advisory Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, without any interest thereon. Within 10 days after the action of the Advisory Board ordering the redemption of the Rights, the Company will give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent(s) of the Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23(b) or any defect therein shall not affect the legality or validity of the action taken by the Company.

                 (c) In the case of a redemption permitted under Section 23(a), the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent(s) of the Shares, and upon such action, all outstanding Right Certificates shall be null and void without any further action by the Company.

         24.     Notice of Proposed Actions.

                 (a) In case the Company, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) or to pay any dividend to the holders of record of its Shares payable in securities of any class or to make any other distribution to the holders of record of its Shares (other than a regular periodic cash dividend), or (ii) to offer to the holders of record of its Shares options, warrants, or other rights to subscribe for or to purchase Shares (including any security convertible into or exchangeable for Shares) or shares of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or
(iii) to effect any reclassification of its Shares or any recapitalization or reorganization of the Company, or (iv) to effect any consolidation or merger with or into any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Right Certificate, in accordance with
Section 25 hereof, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i), or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Shares, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

                 (b)      In case any of the transactions referred to in
Section 11(a)(ii) or Section 13 of this Rights Agreement are proposed, then, in any such case, the Company shall give to each holder of Rights, in accordance with Section 25 hereof, notice of the proposal of such transaction at least 10 days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under
Section 11(a)(ii) or Section 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

         25.     Notices.

                 Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on behalf of the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                 Triad Park, LLC
                 3055 Triad Drive
                 Livermore, California 94550
                 Attention:  Chief Financial Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                 [INSERT NAME OF RIGHTS AGENT]

                 ___________________________________________________

                 ___________________________________________________

                 Attention:  _______________________________________

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent.

         26.     Supplements and Amendments.

                 The Company and the Rights Agent may from time to time supplement or amend this Agreement without approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) prior to the time a Person becomes an Acquiring Person, to change or supplement any of the provisions herein which the Company may deem necessary or desirable (including, but not limited to, an amendment that provides that the Rights shall become exercisable for Equivalent Securities) or
(iv) following the time a Person becomes an Acquiring Person, to change or supplement the provisions hereunder in any manner which the company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Shares.

         27.     Successors.

                 All of the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         28.     Benefits of this Rights Agreement.

                 Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the Shares).

         29.     Delaware Contract.

                 The Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that the rights and obligations of the Rights Agent shall be governed by the laws of the State of __________________(or state of incorporation of any successor Rights Agent).

         30.     Counterparts.

                 This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         31.     Descriptive Headings.

                 Descriptive headings of the several sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         32.     Severability.

                 If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                 IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.


ATTEST:                                            TRIAD PARK, LLC

                                                   By 3055 Management Corp., a California
                                                   corporation, Its Manager

 By                                                By
   ----------------------------------------          ---------------------------------------
      Its                                            Its
          -------------------------------------         -----------------------------------

ATTEST:                                            [INSERT NAME OF RIGHTS AGENT]

By                                                 By
   ----------------------------------------           ---------------------------------------
     Its                                              Its
                                                         -----------------------------------

                                   EXHIBIT A

                          [Form of Right Certificate]

Certificate No. W -                                      ____________ Rights


                 NOT EXERCISABLE AFTER [DATE], 2007 OR EARLIER IF REDEEMED.
                 THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN THE EVENT THAT THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN LIMITATIONS IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.

                               RIGHT CERTIFICATE
                                TRIAD PARK, LLC

                 This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of [DATE], 1997 ("Rights Agreement") between Triad Park, LLC, a Delaware limited liability company ("Company"), and [INSERT NAME OF RIGHTS AGENT] ("Rights Agent") to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (San Francisco time) on [DATE], 2007 at the office of the





                                   Exhibit A

Rights Agent, or its successors as Rights Agent, designated for such purpose one fully paid and nonassessable share ("Share"), of the Company at a purchase price of $0.63 as the same may from time to time be adjusted in accordance with the Rights Agreement ("Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

                 As provided in the Rights Agreement, the Purchase Price and the number of Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than Shares, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.

                 This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

                 This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this

Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                 Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right at any time prior to the earlier of (i) the date on which a Person becomes an Acquiring Person (as such term is defined in the Rights Agreement), or (ii) the Final Expiration Date.

                 No fractional Shares shall be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof, as provided in the Rights Agreement, fractions of Shares shall receive an amount in cash equal to the same fraction of the then current market value of a Share.

                 No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a Shareholder of the Company or any right to vote for the Advisory Board, or upon any matter submitted to Shareholders at any meeting thereof, or to give or withhold consent to any company action or to receive notice of meetings or other actions affecting Shareholders or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                 This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                 WITNESS the facsimile signature of the proper officers of the Company. Dated as of ____________________, _____.

ATTEST:                                            TRIAD PARK, LLC

_________________________________                  _________________________________
Secretary                                                   Title:

COUNTERSIGNED:

By:_____________________________
         Authorized Signature

                   Form of Reverse Side of Right Certificate
                               FORM OF ASSIGNMENT

                    (To be executed by the registered holder
          if such holder desires to transfer any or all of the Rights represented by this Right Certificate)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_____________________________________________________________________________
(Name, address and social security or other identifying number of transferee)

_______________________________________ (___________________) of the Rights

represented by this Right Certificate, together with all right, title and interest in and to said Rights, and hereby irrevocably constitutes and appoints

________________________ attorney to transfer said Rights on the books of the within-named Company with full power of substitution.

           Dated:______________, _____       ___________________________________
                                                           (Signature)
Signature Guaranteed:
                                  CERTIFICATE

                 The undersigned hereby certifies by checking the appropriate boxes that:

                 (1)      the rights evidenced by this Right Certificate [   ]
are [   ] are not being sold, assigned and transferred by or on behalf of a
Person who is or was an Acquiring Person (as such capitalized terms are defined in the Rights Agreement);

                 (2)      after due inquiry and to the best knowledge of the
undersigned, it [   ] did [   ] did not acquire the Rights evidenced by this
Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

           Dated:______________, _____       ___________________________________
                                                          (Signature)

Signature Guaranteed:

Form of Reverse Side of Right Certificate
(continued)


                                     NOTICE

                 The signatures to the foregoing Assignment and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                 In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company may deem the Rights represented by this Right Certificate to be Beneficially Owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such capitalized terms are defined in the Rights Agreement), and not issue any Right Certificate or Right Certificates in exchange for this Right Certificate.

                      Form of Reverse of Right Certificate
                                  (continued)

                          FORM OF ELECTION TO PURCHASE
                    (To be executed by the registered holder
          if such holder desires to exercise any or all of the Rights represented by this Right Certificate)

To Triad Park, LLC:

                 The undersigned hereby irrevocably elects to exercise ______________________ (_________) of the Rights represented by this Right Certificate to purchase the Shares of the Company, or other securities or property issuable upon the exercise of said number of Rights pursuant to the Rights Agreement.

                 The undersigned hereby requests that a certificate for any such securities and any such property be issued in the name of and delivered to:

 _____________________________________________________________________________
   (Name, address and social security or other identifying number of issuee)

                 The undersigned hereby further requests that if said number of Rights shall not be all the Rights represented by this Right Certificate, a new Right Certificate for the remaining balance of such Rights be issued in the name of and delivered to:

 _____________________________________________________________________________
   (Name, address and social security or other identifying number of issuee)

                 Dated:______________, _____ _____________________________
                                                     (Signature)
Signature Guaranteed:

                   Form of Reverse Side of Right Certificate
                                  (continued)

                                  CERTIFICATE

                 The undersigned hereby certifies by checking the appropriate boxes that:

                 (1)      the Rights evidenced by this Right Certificate [   ]
are [   ] are not being exercised by or on behalf of a Person who is or was an
Acquiring Person or an Affiliate or Associate of any such Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                 (2)      after due inquiry and to the best knowledge of the
                          undersigned, it [   ] did

[   ] did not acquire the Rights evidenced by this Right Certificate from any
Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

                 Dated:______________, _____ _________________________



Signature Guaranteed:



                                     NOTICE

                 The signature to the foregoing Election to Purchase and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                 In the event that the foregoing Certificate is not executed, with signature guaranteed, the Company may deem the Rights represented by this Right Certificate to be Beneficially Owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such capitalized terms are defined in the Rights Agreement), and not issue any Right Certificate or Right Certificates in exchange for this Right Certificate.

                                   EXHIBIT B

                                TRIAD PARK, LLC

                         SUMMARY OF RIGHTS TO PURCHASE

                                     SHARES

                 On [DATE], 1997, the Advisory Board of Triad Park, LLC (the "Company") declared a dividend distribution of one Share Purchase Right (collectively, the "Rights") for each outstanding Share ("Share") of the Company. The distribution was payable as of [DATE], 1997 to Shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one Share at a price of $0.63 per share (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and [INSERT NAME OF RIGHTS AGENT], as Rights Agent (the "Rights Agent").

                 As discussed below, initially the Rights will not be exercisable, certificates will not be sent to Shareholders and the Rights will automatically trade with the Shares.

                 Until the earlier to occur of (i) a public announcement that a person or group of affiliated or associated persons ("Acquiring Person"), other than the Company, or any employee benefit plan or employee equity plan of the Company ("Exempt Person") has acquired, or obtained the right to acquire, without approval of the Advisory Board, beneficial ownership of securities of the Company representing 24% or more of the outstanding Shares of the Company (other than solely as a result of a reduction in the outstanding Shares of the Company) or such earlier date as a majority of the Advisory Board shall become aware of such acquisition of the Shares (the "Share Acquisition Date") or (ii) the tenth day (subject to extension by the Board prior to the time a person becomes an Acquiring Person) following the commencement of, or public announcement of an intention to commence, a tender or exchange offer (other than a tender or exchange offer by an Exempt Person), the consummation of which would result in the ownership of 24% or more of the outstanding Shares (the earlier of such dates being called the





                                   Exhibit B

"Distribution Date"), the Rights will be evidenced, with respect to the Shares by Share certificates with a copy of this Summary of Rights attached thereto. Rights shall be issued in respect of all Shares issued after [DATE], 1997 but prior to the earlier of the Distribution Date or the Expiration Date. The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be represented by and transferred with, and only with, the certificates of Shares registered in the names of the holders thereof. Until the Distribution Date (or earlier redemption or expiration of the Rights), new certificates issued for Shares (including, without limitation, certificates issued upon transfer or exchange of Shares) after [DATE], 1997 will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Share certificates, with or without the aforesaid legend or a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Shares represented thereby. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Shares, as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date.

                 The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on [DATE], 2007, unless earlier redeemed by the Company as described below.

                 The Purchase Price payable, and the number of Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a Share dividend on, or a subdivision, combination or reclassification of the Shares,
(ii) upon the grant to holders of the Shares of certain rights or warrants to subscribe for Shares or convertible securities at less than the current market price of the Shares or (iii) upon the distribution to holders of the Shares of evidences of indebtedness or assets (excluding dividends payable in Shares) or of subscription rights or warrants (other than those referred to above).

                 Unless the Rights are earlier redeemed, in the event that, after the Rights have become exercisable, the Company were to be acquired in a merger or other business combination (in which any of the Company's Shares are changed into or exchanged for other securities or assets) (other than a merger or other business combination in which the voting power represented by the Company's securities outstanding immediately prior thereto continues to represent all of the voting power represented by the securities of the Company thereafter and the holders of such securities have not changed as a result of such transaction) (such transactions are collectively referred to herein as the "Section 13 Events"), the Rights Agreement provides that proper provision shall be made so that each holder of record of a Right will from and after such date have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Purchase Price. This provision would not apply to a Section 13 Event consummated with a person who acquired shares pursuant to a Permitted Offer (as defined below) if the price per share paid in such transaction is not less than that paid pursuant to the Permitted Offer and the consideration paid is the same paid pursuant to the Permitted Offer.

                 In the event (i) any Person (other than an Exempt Person) becomes the beneficial owner of 24% or more of the then outstanding Shares other than pursuant to a tender or exchange offer for all outstanding Shares at a price and on terms determined by the Advisory Board to be both adequate and otherwise in the best interests of the Company and its Shareholders other than the Acquiring Person or an Affiliate or Associate thereof on whose behalf the offer is being made (a "Permitted Offer"), or (ii) any Acquiring Person or any of its Affiliates or Associates, directly or indirectly, (1) merges into the Company or otherwise combines with the Company in a transaction in which the Company is the continuing or surviving corporation of such merger or combination and the Shares remain outstanding and no Shares shall be changed into or exchanged for stock or other securities of any other person or of the Company or cash or any other property, (2) transfers, in one or more transactions, any assets to the Company in exchange for equity securities of the Company or for securities exercisable for or convertible into equity securities of the Company or otherwise obtains from the Company, with or without consideration, any equity securities of the Company or securities exercisable for or convertible into equity securities of the Company (other than as part of a pro rata offer or distribution to all holders of such securities), (3) sells, purchases, leases, exchanges, mortgages, pledges, transfers or otherwise disposes to, from or with the Company, assets on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, (4) receives any compensation from the Company for serving other than compensation for employment as a regular or part-time employee, or fees for servicing as a director at rates in accordance with the Company's past practice, (5) receives the benefit (except proportionately as a Shareholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credit or advantage, or (6) engages in any transaction with the Company involving the sale, license, transfer or grant of any right in, or disclosure of, any patents, copyrights, trade secrets, trademarks or knowhow (or any other intellectual or industrial property rights recognized under any country's intellectual property rights laws) which the Company owns or has the right to use on terms and conditions not approved by the Advisory Board then, and in each such case, each holder of record of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon payment of the Purchase Price, that number of Shares having a market value at the time of the transaction equal to twice the Purchase Price. This same right shall be available to each holder of record of a Right, other than the Acquiring Person, if, while there is an Acquiring Person, there shall occur any reclassification of securities (including any reverse split), any recapitalization of the Company, or any merger or consolidation of the Company or any other transaction or transactions involving the Company (whether or not involving the Acquiring Person) which have the effect of increasing by more than 1% of the proportionate share of the outstanding shares of any class of equity securities of the Company which is directly or indirectly owned or controlled by the Acquiring Person. Rights are not exercisable following the occurrence of the events set forth in this paragraph until the expiration of the period during which the Rights may be redeemed as described below. The holder of any Rights that are or were at any time, on or after the earlier of the Share Acquisition Date or the Distribution Date, beneficially owned by an Acquiring Person which is or was involved in or which caused or facilitated, directly or indirectly, the event or transaction or transactions described in this paragraph shall not be entitled to the benefit of the adjustment described in this paragraph.

                 No fractional Shares will be issued upon exercise of the Rights and, in lieu thereof, a payment in cash will be made to the holder of such Rights equal to the same fraction of the current market value of a Share.

                 At any time until the time that any person becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. The Company may also redeem the Rights in whole, but not in part, at a price of $.01 per Right after the Share Acquisition Date but prior to any Section 13 Event in connection with a Section 13 Event in which all holders of Shares are treated alike and not involving (other than as a holder of Shares being treated like all other holders) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or Associate has an interest or any other Person or Persons acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate or Associate. Immediately upon the action of the Advisory Board of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price without any interest thereon.

                 The Company may, except with respect to the redemption price, amend the Rights in any manner (including an amendment that provides that the Rights shall become exercisable for shares or fractions of shares of securities of the Company that are economically equivalents). After a person becomes an Acquiring Person, the Company may amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

                 Until a Right is exercised, the holder, as such, will have no rights as a Shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                 The issuance of the rights is not taxable to the Company or to Shareholders under presently existing federal income tax law, and will not change the way in which Shareholders can presently trade the Company's Shares. If the Rights should become exercisable, Shareholders, depending on then existing circumstances, may recognize taxable income.

                 A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from either [INSERT NAME OF RIGHTS AGENT], _, Attention: , or the Company, 3055 Triad Drive, Livermore, California 94550, Attention: Secretary. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated in this summary description herein by reference.